UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

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AGILENT TECHNOLOGIES, INC.
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5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	:	8:00 a.m., Pacific Time, on Wednesday, March 15, 2017

PLACE	:	Corporate Headquarters
5301 Stevens Creek Boulevard, Building No. 5
Santa Clara, California 95051 USA

AGENDA	:	1. To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:
• Heidi Kunz; • Sue H. Rataj; and • George A. Scangos, PhD

2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.

3. An advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers.

4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

5. To consider such other business as may properly come before the annual meeting.

RECORD DATE	:	You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on Tuesday, January 17, 2017.

VOTING	:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

ADMISSION	:

To be admitted to the annual meeting you must present proof of ownership of our stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 17, 2017, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The annual meeting will begin promptly at 8:00 a.m. Limited seating is available on a first come, first served basis.

WEBCAST	:

If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. To listen by telephone, please call (877) 312-5529 (international callers should dial (253) 237-1147).  The meeting identification number is 23657112. The webcast will begin at 8:00 a.m. and will remain on the company’s website for one year. You cannot record your vote or ask questions on this website or at this phone number.

By Order of the Board of Directors

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about February 2, 2017.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our annual report on Form 10-K for the fiscal year ended October 31, 2016.  We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the Annual Meeting. The following table lists those items of business and our Board’s vote recommendation.

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of three directors to a three-year term	FOR

The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.

Page 5
(2)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and reflects our commitment to pay for performance.	Page 51
(3)	Advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers	1 YEAR

The Board and the Compensation Committee believe that conducting the advisory vote on executive compensation every year will lead to more meaningful and timely communication between the company and our stockholders on the compensation of our named executive officers.

(4)	Ratification of the independent registered public accounting firm	FOR	Based on its assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the company and our stockholders.	Page 53

SUMMARY INFORMATION

Director Nominees

Our Board is currently divided into three classes serving staggered three-year terms. The following table provides summary information about each of the three director nominees who are being voted on at the Annual Meeting.

		DIRECTOR SINCE		COMMITTEE MEMBERSHIPS
NAME	AGE		OCCUPATION
Heidi Kunz	62	2000	Retired Executive Vice President	• Audit and Finance (Chair)
			and Chief Financial Officer of	• Nominating/Corporate Governance
			Blue Shield of California
Sue H. Rataj	59	2015	Retired Chief Executive,	• Compensation
			Petrochemicals for BP	• Nominating/Corporate Governance

George A. Scangos, PhD	68	2014	Chief Executive Officer	• Compensation
			of Biogen Inc.	• Nominating/Corporate Governance

Corporate Governance Highlights

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.  Specific details on our corporate governance can be found starting on page 14.

✓	Nine of our 10 directors are independent	✓	Annual board self-assessment process, including peer evaluations
✓	Independent standing board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Strong independent lead director	✓	Continued assessment of highly qualified, diverse and independent candidates for nomination to the board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Diverse board with an effective mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Three new independent directors added during the past three years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of 10 years	✓	Stock ownership guidelines for executive officers and directors

TABLE OF CONTENTS

2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.  Our Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of ten directors divided into three classes.

The terms of the three director nominees will expire at this Annual Meeting. The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
II	Heidi Kunz, Sue H. Rataj and George A. Scangos, PhD	2017
III	Robert J. Herbold, Koh Boon Hwee, Michael R. McMullen and Daniel K. Podolsky, M.D.	2018
I	Paul N. Clark, James G. Cullen and Tadataka Yamada, M.D.	2019

Director Nominees for Election to New Three-Year Terms That Will Expire in 2020

Directors elected at the 2017 annual meeting will hold office for a three-year term expiring at the annual meeting in 2020 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve.  Each nominee has consented to be named in this proxy statement and to serve if elected.  Information regarding each nominee is provided below as of December 31, 2016. There are no family relationships among our executive officers and directors.

HEIDI KUNZ

Age: 62 Director Since: February 2000	Board Committees:		Other Public Directorships:
	• •	Audit and Finance (Chair) Nominating/Corporate Governance	• •	Financial Engines, Inc.
Halyard Health, Inc.

Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from 2003 through 2012 and as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to 2003. Prior thereto, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

Qualifications

Ms. Kunz possesses significant experience and experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies. Ms. Kunz is the chairperson of our Audit and Finance Committee and is qualified as a financial expert under SEC guidelines. In addition, Ms. Kunz has considerable experience and expertise with our company having been a member of our board of directors for over 10 years.

SUE H. RATAJ

Age: 59 Director Since: September 2015	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	• •	Cabot Corporation
Bayer A.G.

Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to our Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

GEORGE A. SCANGOS, PhD

Age: 68 Director Since: September 2014	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	• •	Biogen Inc.
Exelixis, Inc.

Dr. Scangos has served as the Chief Executive Officer and a director of Biogen Inc. since July 2010. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years.  Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development from 2006 until 2010. He is also a member of the National Board of Visitors of the University of California, Davis School of Medicine and is currently an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

PROPOSAL 1 - ELECTION OF DIRECTORS

The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2016.

Directors Whose Terms Expire in 2018

ROBERT J. HERBOLD

Age: 74 Director Since: June 2000	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	None

Former Public Directorships Held During the Past Five Years:
	•	Neptune Orient Lines Limited

Mr. Herbold has served as the Managing Director of the consulting firm The Herbold Group, LLC since 2003. He served as Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to 2001 and served as an Executive Vice President of Microsoft Corporation until 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for twenty-six years and served as a Senior Vice President at The Procter & Gamble Company from 1990 to 1994.

Qualifications

Mr. Herbold possesses significant leadership experience and business expertise from his executive leadership positions with Microsoft Corporation and The Procter & Gamble Company. Having been a member of our board for over 10 years, Mr. Herbold has a strong knowledge of our business. In addition, Mr. Herbold brings considerable public and private company director experience and perspective on public company management and governance issues and practices.

KOH BOON HWEE

Age: 66 Director Since: May 2003	Board Committees:		Other Public Directorships:
	• •	Compensation (Chair) Nominating/Corporate Governance	• • • •	AAC Technologies Holdings, Inc. Sunningdale Tech, Ltd. Yeo Hiap Seng Ltd.
Far East Orchard Ltd.

Former Public Directorships Held During the Past Five Years:
	•	Yeo Hiap Seng (Malaysia) Bhd.

Mr. Koh is the managing partner of Credence Capital Fund II (Cayman) Ltd., a private equity fund. Mr. Koh has served as the non-Executive Chairman of Sunningdale Tech Ltd. since January 2009 and previously served as its Executive Chairman and Chief Executive Officer from July 2005 to January 2009. He has served as the non-Executive Chairman of Yeo Hiap Seng Ltd. since April 2010, the non-Executive Chairman of Rippledot Capital Advisers Pte. Ltd. since February 2011 and the non-Executive Chairman of Far East Orchard Ltd. since April 2013. He served as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairman of DBS Bank Ltd. from January 2006 to April 2010; Chairman of Singapore Airlines from July 2001 to December 2005 and Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our company and its predecessor, Hewlett-Packard, having served on our board for over 10 years and having spent 14 years with Hewlett-Packard.

MICHAEL R. MCMULLEN

Age: 55 Director Since: March 2015	Board Committees:		Other Public Directorships:
	•	Executive	•	None

Mr. McMullen has served as our Chief Executive Officer since March 2015 and as President since September 2014. From September 2014 to March 2015 he also served as our Chief Operating Officer. From September 2009 to September 2014 he served as Senior Vice President, Agilent and President, Chemical Analysis Group. From January 2002 to September 2009, he served as our Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group. Prior to assuming this position, from March 1999 to December 2001, Mr. McMullen served as Country Manager for our China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to this position, Mr. McMullen served as the Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999.

Qualifications

Mr. McMullen has broad and deep experience with the company and its businesses having been an employee of the company and its predecessor, Hewlett-Packard, for over 20 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses, having seen them as an individual contributor and at numerous levels of management. This perspective gives valuable insight to our board.

DANIEL K. PODOLSKY, M.D.

Age: 63 Director Since: July 2015	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	•	None

Former Public Directorships Held During the Past Five Years:
	•	GlaxoSmithKline PLC

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School, the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science. He is a member of the National Academy of Medicine of the US National Academy of Sciences, member of the Board of the Southwestern Medical Foundation and is a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction. Dr. Podolsky is also a member of the National Academies of Sciences Board on Army Science and Technology.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Dr. Podolsky’s current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery and bring scientific expertise to the Board.

Directors Whose Terms Expire in 2019

PAUL N. CLARK

Age: 69 Director Since: May 2006	Board Committees:		Other Public Directorships:
	• •	Audit and Finance Nominating/Corporate Governance	• •	Biolase, Inc. Keysight Technologies, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Amylin Pharmaceuticals, Inc.

Mr. Clark was a Strategic Advisory Board member of Genstar Capital, LLC from August 2007 to December 2016 and was an Operating Partner from August 2007 to January 2013.  Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.

Qualifications

Mr. Clark has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with ICOS Corporation, Abbott Laboratories, Marion Laboratories and Sandoz Pharmaceuticals.  In addition, Mr. Clark brings considerable public company director experience as well as his extensive experience within our industry and expertise in business finance.  Mr. Clark received his M.B.A. from Dartmouth College and his B.S. in finance from the University of Alabama.

JAMES G. CULLEN

Age: 74 Director Since: April 2000	Board Committees:		Other Public Directorships:
	• •	Executive (Chair) Nominating/Corporate Governance (Chair)	• • • •	Avinger, Inc. Keysight Technologies, Inc. Neustar, Inc. Prudential Financial, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Johnson & Johnson

Mr. Cullen has served as Non-Executive Chairman of our Board since March 2005. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of the company having served on our board for over 10 years, including more than five years as the non-executive chairman.

TADATAKA YAMADA, M.D.

Age: 71 Director Since: January 2011	Board Committees:		Other Public Directorships:
	• •	Compensation Nominating/Corporate Governance	•	CSL Limited

Former Public Directorships Held During the Past Five Years:
	•	Takeda Pharmaceutical Co. Ltd.

Dr. Yamada is currently a Venture Partner on the Life Sciences team of Frazier Healthcare Partners, a healthcare-focused investment firm. From June 2011 to June 2015 Dr. Yamada served as the Chief Medical and Scientific Officer of Takeda Pharmaceuticals International, Inc., a research-based global pharmaceutical company. Dr. Yamada previously served as President of the Global Health Program of the Bill & Melinda Gates Foundation from June 2006 to June 2011. From 2000 to 2006, Dr. Yamada was Chairman of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

Qualifications

Dr. Yamada brings a unique perspective to our Board with his experience as the former President of the Global Health Program of the Bill & Melinda Gates Foundation as well as his significant research and development experience. Dr. Yamada’s extensive pharmaceutical industry knowledge gives him a unique insight into a number of issues we face.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McMullen, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee director’s compensation plan year begins on March 1 of each year (the “Plan Year”).

The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairman for the 2016 Plan Year:

Summary of Non-Employee Director Annual Compensation for the 2016 Plan Year

The following table sets forth the compensation that we provide to non-employee directors:

			Committee Chair	Audit Committee
	Cash Retainer (1)	Equity Grant (2)	Premium (3)	Member Premium (4)
Non-employee director	$90,000	Stock Grant with a value equivalent to $180,000	$15,000 - Audit and Finance Committee and Nominating/ Corporate Governance Committee $20,000 – Compensation Committee	$10,000
Non-Executive Chairman	$245,000	Stock Grant with a value equivalent to $180,000	Not eligible	$10,000

(1)

Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is converted into shares of our common stock.

(2)

The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting of Stockholders. The number of shares underlying the stock grant is determined by dividing $180,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

(3)

Non-employee directors (excluding the Non-Executive Chairman) who serve as the chairperson of a Board committee receive a committee chair premium which is payable in cash at the beginning of each Plan Year.

(4)

Non-employee directors (including the Non-Executive Chairman) who serve as a member of the Audit and Finance Committee receive an additional premium which is payable in cash at the beginning of each Plan Year.

A non-employee director who joins the Board of Directors after the start of the Plan Year will have his or her cash retainer, equity grant and committee chair premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

In September 2016, the Compensation Committee and the Board, based on the recommendation of the Compensation Committee’s independent compensation consultant, F.W. Cook, increased the annual cash retainer (excluding the Chairman) from $90,000 to $100,000 and the annual equity grant from a value of $180,000 to $200,000 in order to remain competitive with the market.  The increases will be effective on March 1, 2017.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2016

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2016:

	Cash	Committee	Audit Committee	Stock
	Retainer (1)	Chair Premium (1)	Member Premium (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)
Paul N. Clark	90,000	-	10,000	184,820	284,820
James G. Cullen (4)	245,000	-	-	184,820	429,820
Robert J. Herbold	90,000	-	10,000	184,820	284,820
Koh Boon Hwee	90,000	22,500	-	184,820	297,320
Heidi Kunz	90,000	15,000	10,000	184,820	299,820
Daniel K. Podolsky, M.D. (5)	84,480	-	10,000	184,820	279,300
Sue H. Rataj (6)	87,540	-	-	184,820	272,360
George A. Scangos, PhD	90,000	-	-	184,820	274,820
Tadataka Yamada, M.D.	90,000	-	-	184,820	274,820

(1)

Reflects all cash compensation earned during fiscal year 2016, including amounts deferred pursuant to the Director Deferral Plan. The number of shares of our common stock received in lieu of cash is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date. The aggregate number of shares of our common stock deferred by each non-employee director is set forth in the footnotes to the Beneficial Ownership Table included in this proxy statement.

(2)

Reflects the aggregate grant date fair value for stock awards granted in fiscal year 2016 calculated in accordance with FASB ASC Topic 718. For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 4 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on December 20, 2016.

(3)

A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at fiscal year-end; (ii) the aggregate number of stock awards granted during fiscal year 2016; and (iii) the grant date fair market value of equity awards granted by us during fiscal year 2016 to each of our non-employee directors.

(4)	Mr. Cullen has served as the Non-Executive Chairman of the Board since March 1, 2005.
(5)	Dr. Podolsky joined the board on July 21, 2015. This amount reflects the pro-rated cash retainer.
(6)	Ms. Rataj joined the board on September 15, 2015. This amount reflects the pro-rated cash retainer.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Additional Information with Respect to Director Equity Awards

The following table provides additional information on the outstanding equity awards at fiscal year-end and awards granted during fiscal year 2016 to non-employee directors.

			Grant Date Fair
	Option Awards	Stock Awards	Value of Stock
	Outstanding at	Granted During	Awards Granted in
	Fiscal Year-End	Fiscal Year 2016 (1)	Fiscal Year 2016 (1)(2)
Name	(#)	(#)	($)
Paul N. Clark	-	4,704	184,820
James G. Cullen	15,482	4,704	184,820
Robert J. Herbold	24,107	4,704	184,820
Koh Boon Hwee	24,107	4,704	184,820
Heidi Kunz	24,107	4,704	184,820
Daniel K. Podolsky, M.D.	-	4,704	184,820
Sue H. Rataj	-	4,704	184,820
George A. Scangos, PhD	-	4,704	184,820
Tadataka Yamada, M.D.	-	4,704	184,820

(1)	Stock awards granted to non-employee directors vest immediately upon grant.
(2)

Reflects the aggregate grant date fair value for stock awards granted in fiscal year 2016 calculated in accordance with FASB ASC Topic 718. The assumptions used by the company in calculating these amounts are included in Note 4 under the heading “Valuation Assumptions” of the Notes to the Consolidated Financial Statements in the company’s 2016 Annual Report on Form 10-K.

Non-Employee Director Reimbursement Practice for Fiscal Year 2016

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on our Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the board of directors. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of chief executive officer and chairman of the Board. Since March 2005, Mr. Cullen, one of our independent directors, has served as our chairman of the Board. The responsibilities of the chairman of the Board include: setting the agenda for each Board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of chief executive officer and chairman of the Board allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairman of the Board is the appropriate leadership structure for the company at this time.

However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that, in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

In 2014, we amended the Corporate Governance Standards to raise the mandatory retirement age for directors from 72 to 75.  The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective board oversight.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its committees.  The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairpersons to the full Board during Board meetings.  The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including our financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.  The Compensation Committee receives reports and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

CORPORATE GOVERNANCE

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as company press releases typically are distributed.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and our Non-Executive Chairperson of the Board of Directors by filling out the form at “Contact Chairman” under “Corporate Governance” at www.investor.agilent.com or by writing to James G. Cullen, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Director Stockholder Meeting Attendance

We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Last year, all of our directors who were serving at such time, attended the annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards.  These independence standards are set forth in our Corporate Governance Standards.  The Board has affirmatively determined that all of our directors meet these independence standards with the exception of Michael R. McMullen because of his role as our President and Chief Executive Officer.

Our non-employee directors meet at regularly scheduled executive sessions without management. As the Non-Executive Chairman of the Board, James G. Cullen was chosen to preside at executive sessions of the non-management directors.

Compensation Committee Member Independence

We have adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the board of directors considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•	whether such director is affiliated with the company, or an affiliate of a subsidiary of the company.

CORPORATE GOVERNANCE

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information about the Meeting” located at the end of this proxy statement.  Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director.  To be considered by the Nominating/Corporate Governance Committee, a director must have:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of the company; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.  The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews.  The Nominating/Corporate Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs.  We do not use a third-party to evaluate current Board members.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Koh Boon Hwee, Sue H. Rataj, George A. Scangos, PhD and Tadataka Yamada, M.D. During the most recent fiscal year, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee.

The members of the Compensation Committee are considered independent under the company’s Board of Directors and Compensation Committee Independence Standards as set forth in the company’s Amended and Restated Corporate Governance Guidelines.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met six times in fiscal 2016.  Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board.  Set forth below are the four standing committees of the Board, their primary duties, their current members and the number of meetings held during fiscal 2016.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Heidi Kunz† (Chair) Paul N. Clark Robert J. Herbold Daniel K. Podolsky, M.D.	12
	o	the quality and integrity of our consolidated financial statements;
	o	compliance with legal and regulatory requirements, including our Standards of Business Conduct;
	o	qualifications and independence of our independent auditor;
	o	performance of our internal audit function and independent registered public accounting firm; and
	o	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans.
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; and

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee.

Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the chief executive officer and other executives, evaluates their performance and approves their annual compensation packages;		Koh Boon Hwee (Chair) Sue H. Rataj George A. Scangos, PhD Tadataka Yamada, M.D.	4
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.
Nominating/Corporate Governance Committee			Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;		James G. Cullen (Chair) Paul N Clark Robert J. Herbold Koh Boon Hwee Heidi Kunz Daniel K. Podolsky, M.D. Sue H. Rataj George A. Scangos, PhD Tadataka Yamada, M.D.	5
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Oversees the evaluation of Board members and make recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee			Members	Meetings
•	Meets or takes written action between meetings of the Board; and		James G. Cullen (Chair) Michael R. McMullen	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

† Financial Expert

CORPORATE GOVERNANCE

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the company and any related person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

Under our Related Person Transactions Policy, the General Counsel must advise the Nominating/Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating/Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating/Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest; and
•

whether the transaction involved the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

Under the Related Person Transactions Policy, company management screens for any potential related person transactions, primarily through the annual circulation of a Director and Officer Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the company that is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating/Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

The Nominating/Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the company with any related person.  The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

(a)

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.

(b)

Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2 percent of the charitable organization’s total annual receipts.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required.

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2016, no related person had or will have a direct or indirect material interest.   None of the fiscal year 2016 transactions exceeded or fell outside of the pre-approved thresholds set forth in our Related Person Transactions Policy except for the transactions with Biogen Inc. (“Biogen”) and the University of Texas Southwestern Medical Center (“UTSW”).

CORPORATE GOVERNANCE

George A. Scangos, PhD is the Chief Executive Officer of Biogen and Daniel K. Podolsky, M.D., is the President of UTSW. The members of the Nominating/Corporate Governance Committee, excluding Dr. Scangos and Dr. Podolsky for their respective transactions only, reviewed, approved and ratified the transactions with Biogen and UTSW in accordance with the policy.

The following list identifies companies who have either purchased from or sold to us more than $120,000 in products and/or services in fiscal 2016.

•	Bayer A.G. (“Bayer”). Ms. Sue H. Rataj is a director of Bayer. Bayer, or its affiliates, purchased an aggregate of approximately $17.5 million of products and/or services from us.
•	Beijing Genomics Institute (“BGI”). Dr. Tadataka Yamada serves as a director of BGI. BGI, or its affiliates, purchased an aggregate of approximately $518,437 of products and/or services from us.
•

Biogen Inc. (“Biogen”). Mr. George A. Scangos, PhD is the Chief Executive Officer and a director of Biogen. Biogen, or its affiliates, purchased an aggregate of approximately $4.0 million in products and/or services from us.

•

CSL Limited (“CSL”). Dr. Tadataka Yamada has served as a director of CSL since September 2016.  CSL, or its affiliates, purchased an aggregate of approximately $340,401 of products and/or services from us.

•

GlaxoSmithKline (“GSK”). Dr. Daniel K. Podolsky served as a director of GSK until May 2016. GSK, or its affiliates, purchased from an aggregate of approximately $16.2 million of products and/or services from us.

•

Johns Hopkins University (“JHU”). Mr. George A. Scangos, PhD is an adjunct professor with the JHU Department of Biology. JHU, or its affiliates, purchased an aggregate of approximately $2.1 million of products and/or services from us and we purchased approximately $75,000 in products and/or services from JHU.

•

Keysight Technologies, Inc. (“Keysight”). Messrs. Paul N. Clark and James G. Cullen are directors of Keysight. We, or our affiliates, purchased an aggregate of approximately $11.1 million of products and/or services and Keysight, or its affiliates, purchased an aggregate of approximately $114,799 in products and/or services from us. These amounts exclude payments for rents and utilities covered under certain cost sharing agreements between us and Keysight which are set forth below under “Agreements with Keysight.”

•

Nanyang Technological University (“Nanyang”). Mr. Koh Boon Hwee is the Chair of the Board of Trustees of Nanyang. Nanyang, or its affiliates, purchased an aggregate of approximately $1.9 million of products and/or services from us.

•

University of Texas Southwestern Medical Center (“UTSW”). Daniel K. Podolsky, PhD is the President of UTSW. UTSW, or its affiliates, purchased an aggregate of approximately $190,279 of products and/or services from us.

Agreements with Keysight

On November 1, 2014, we completed the spin-off of Keysight Technologies, Inc. (“Keysight”), our electronic measurement business (the “Spin-off”). Following the Spin-off, the company and Keysight have operated as separate publicly-traded companies and neither entity has any ownership interest in the other. However, two of our directors, James G. Cullen and Paul N. Clark, serve on the board of directors of Keysight. In connection with the Spin-off, the company and Keysight entered into various agreements, as described below.

In connection with the Spin-off, we entered into a separation and distribution agreement with Keysight and various other agreements to effect the Spin-off and provide a framework for our relationship with Keysight after the Spin-off, including a services agreement, a tax matters agreement, an employee matters agreement, an intellectual property matters agreement, a trademark license agreement and a real estate matters agreement (collectively, the “Agreements”).

These Agreements provide for the allocation between us and Keysight of our assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Keysight’s separation from us and govern certain relationships between us and Keysight after the Spin-off. The summaries of the Agreements are qualified in their entirety by reference to the full text of the applicable Agreements, which have been filed as exhibits to our Current Report on Form 8-K filed with the Securities Exchange Commission on August 5, 2014.  Pursuant to the Agreements, the company and Keysight share certain costs related to rents and utilities. In fiscal 2016, we paid approximately $5.3 million in rent/utilities to Keysight and Keysight paid approximately $12.3 million in rent/utilities to us.

COMPENSATION DISCUSSION AND ANALYSIS

Dear Stockholder,

We are very pleased with our results after our first full year under CEO Mike McMullen and our second year as a stand-alone Life Sciences company. Operating margins expanded and are on track to meet our CEO’s commitment of 22% in FY17, and the company continues to create stockholder value through dividends, stock buy-backs and smart acquisitions that bolster our market position.  Meanwhile, the leadership team that Mike appointed in FY15 has built tremendous momentum throughout the year, expanding our product portfolio, extending into adjacent markets, and improving the customer experience by streamlining processes, modernizing systems and making the company more efficient and customer friendly.

FY16 was also the first year for our new executive compensation program.  Based on input from many of our stockholders, we changed our short-term incentive plan from a semi-annual plan to an annual plan, increased the percentage of long-term incentives delivered through performance shares, introduced a financial metric to supplement relative TSR in our long-term performance plan, and added a mandatory one-year post vest holding period to all executive equity awards.  We believe these changes further strengthened executive alignment with stockholders and support our CEO’s strategy of above market growth, expanded operating margins, and efficient capital management.  We previewed these changes in our 2016 Compensation Discussion and Analysis and were very pleased with the response from our stockholders, including 93% support for our 2016 Say-on-Pay proposal.  We also believe these changes helped focus our executive team to deliver superior results in FY16 and put the company on a strong growth trajectory for the years ahead.

During the past year, we continued to engage with our stockholders to discuss our executive compensation program.  We believe that the company is best served by an executive compensation program that encourages and rewards consistent, long-term performance.  As such, we consider any change very carefully to ensure optimal alignment with the company’s strategy and long-term benefit to stockholders.  To collect input on the changes under consideration for FY17, we hosted a meeting for our largest stockholders to preview the ideas we were considering and were pleased that 13 of our largest stockholders representing 25% of shares outstanding participated.  With this support, we are implementing two modifications to our program in FY17 that we believe further strengthen executive alignment with stockholders and the company’s strategy.  First, we are replacing return on invested capital with operating margin in the short-term incentive plan, which we believe is the optimal vehicle to maintain management focus on profitability.  Second, we are replacing operating margin with earnings per share in the long-term performance plan as it aligns with management’s guidance to investors and encourages superior long-term growth.  The balance of our executive compensation program remains unchanged.

In the Compensation Discussion and Analysis that follows, we discuss our FY16 CEO and Officer compensation in more detail and share additional information about the program refinements we will implement for FY17.  You will see that our commitment to both pay for performance and clear, transparent disclosure is strong.  We encourage you to review this analysis carefully and hope you agree that our executive compensation programs are achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

Koh Boon Hwee
(Compensation Committee Chair)
Sue H. Rataj
Dr. George A. Scangos
Tadataka Yamada, M.D.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (NEOs) for fiscal year 2016, which were exclusively determined by our independent Compensation Committee and which are further detailed in the 2016 Summary Compensation Table and other compensation tables contained in this proxy statement. This Compensation Discussion and Analysis (CD&A) also includes additional information on how the Compensation Committee arrived at their FY16 compensation decisions for the NEOs and an overview of our executive compensation philosophy and our executive compensation program.

Our NEOs for fiscal year 2016 are as follows:

•Michael R. McMullen, President and Chief Executive Officer (CEO)
•Didier Hirsch, Senior Vice President, Chief Financial Officer (CFO)
•Mark Doak, Senior Vice President, President Cross-Lab Group (ACG)
•Patrick Kaltenbach, Senior Vice President, President Life Sciences and Applied Markets Group (LSAG)
•Jacob Thaysen, Senior Vice President, President Diagnostics and Genomics Group (DGG)

In this CD&A, we provide the following:

•	Executive Summary
•	Determining Executive Pay
•	Fiscal Year 2016 Compensation
•	Additional Information

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal Year 2016 at a glance:

Performance and Compensation Highlights	CEO and NEO Compensation

•   First full year with Mike McMullen as CEO and Messrs. Doak, Kaltenbach and Thaysen leading Business Groups

•   Delivered on financial plan outlined to investors, including strong growth, expanding margins, balanced use of capital and stockholder value creation

•   Strong stock performance

•   Completed first year of redesigned executive compensation program

On aggregate, the total target compensation for our NEOs was right above the 40th percentile of our peer group

Mr. McMullen

$8,310,000 at the 41st percentile of our peer group and ~88% performance-based

Other NEOs (average)

$2,494,250 at the 43rd percentile of our peer group and ~80% performance-based

Executive Compensation Program Changes for FY16	Pay for Performance

•   Short-term incentive now an annual program instead of semi-annual

•   Operating Margin added as LTI award metric

•   Increased amount of performance-based awards for the NEOs LTI by eliminating stock option grants and adding RSUs for retention

•   One-year post vest holding period added to LTI awards

•   Added cap to performance-based award payouts to lesser of 2x target shares or 3x target dollar value

Due to strong financial performance that beat our plan, the Short-Term Incentive program (financial targets) paid out at 103% of target.

Our Long-Term Performance Plan for the period ended October 31, 2016 paid out at 96% as our three-year relative TSR was at the 49th percentile of our S&P 500 Health Care, Industrials and Materials Sectors peer group.

Stockholder Engagement

Strong stockholder support on our Say-on-Pay proposal is important to us. We continued to engage with stockholders for feedback on our fiscal year 2016 executive compensation program and received 93% support for our Say-on-Pay proposal at our 2016 stockholder meeting.   In response to our stockholders’ feedback, we have made significant changes to our executive compensation programs which demonstrate a strong commitment to pay for performance.  We met with stockholders again in July 2016 to review the program changes for fiscal year 2017.

Financial Performance Highlights
Year-over-year financial results improved as compared to fiscal year 2015 results:
Measure	Fiscal 2015	Fiscal 2016	YOY %
S&P 500 TSR*	3,871.33	4,045.89	4.5%
Agilent TSR*	$37.36	$43.57	12.6%
Revenue (Actual)	$4.0B	$4.2B	4.1%
Operating Margin (non-GAAP)	19.0%	20.4%	7.4%
Diluted EPS	$1.31	$1.40	6.9%
Diluted EPS (non-GAAP)**	$1.74	$1.98	13.8%
*Stock prices shown for fiscal years 2015 and 2016 are as of 10/31/2015 and 10/31/2016 respectively.
**Non-GAAP Diluted EPS is further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Changes in CEO Compensation

In fiscal year 2014, we were a $7 billion company and pay for our former long-term CEO, who had been in his role for seven years, compared appropriately to our officer peer group at the time. At the beginning of fiscal year 2015, we spun-off 40% of our business and created Keysight Technologies. Following the spin-off, we became a $4 billion company and we adjusted our officer peer group to better align with companies in the S&P 500 Health Care sector of similar revenue size.  At this time, our former CEO retired, and we set pay for our current CEO slightly below our new peer group median.

As the following charts illustrate, our performance has been strong during this three-year period and well-correlated to CEO pay considering the spin-off of Keysight and transition to a new CEO. Revenue has grown modestly despite the disruption of the spin-off, while net income (and corresponding margins) have improved significantly and our total stockholder return has been strong.

* Non-GAAP net income is further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The chart below demonstrates how the historical compensation of our CEO compares to our three-year indexed TSR.  The TSR shown below assumes reinvestment of the Keysight spin-off dividend on November 3rd, 2014, the ex-dividend date, not the end of the month or the quarter, as some reporting agencies may use.

In addition to the performance highlights noted above, we delivered year-over-year improvements on a number of other financial measures, including ROIC, Return on Equity and Return on Assets, which further attest to strong company performance across a range of financial measures.

Aligning CEO and NEO Pay with Performance

For fiscal year 2016, approximately 88% of Mr. McMullen’s and 80% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and is “at-risk”— which means that this component can vary year to year depending on the performance of the company and our stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach – Program Changes

We received a 93% stockholder support on our 2016 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation Committee Chair and members of management believe ongoing dialog with stockholders regarding executive compensation is crucial and met with many of our largest stockholders again in 2016 to recap the changes made for fiscal year 2016 and to preview changes under consideration for fiscal year 2017.

A summary of our short and long-term incentive program is set forth below with certain design changes (in bold) approved by the Compensation Committee to take effect in fiscal year 2017.

Program / Feature		FY16 Design	FY17 Design
Short- Term Incentive (STI)	Performance Period	Annual	No change
	Primary Financial Metrics	ROIC / Revenue	Operating Margin / Revenue
	Key Business Initiatives	0% - 25% of target bonus	No change
Long-Term Incentives (LTI)	Stock Options (Time-Based Vesting)	Not Granted	No change
	LTPP Shares (Relative TSR)	30% of target LTI value	No change
	LTPP Shares (Financial Metric)	30% of target LTI value (Financial Metric = OM)	30% of target LTI value (Financial Metric = EPS)
	RSUs (Time-Based Vesting)	40% of target LTI value	No change
	One Year Post-Vest Holding Period	Apply to LTPP and RSUs	No change
	Payout Caps	Lower of: ✓ 2X cap on # of LTPP shares ✓ 3X cap on LTPP payout dollar value	No change

For fiscal year 2016, we changed our executive compensation program to directly align with the company’s goals of above market growth, expanded operating margins and balanced capital allocation. We diversified our long-term incentive plan and created greater line of sight for our executives by adding operating margin as a financial metric. We then added ROIC to our short-term incentive program to focus our executives on efficient use of capital and portfolio management. To support long-term value creation for our stockholders, we added a one-year post vest holding period to all of our long-term incentive awards and added a cap on performance share payouts to be the lesser of 2X the number of target payout shares or 3X the target payout value. The 2X cap on performance shares was already in place since the inception of the program.

To align with the company’s growth strategy for fiscal year 2017, we are replacing operating margin with earnings per share as the financial metric in the long-term incentive plan. We believe earnings per share places more direct emphasis on long-term growth and clearly aligns with stockholder value creation. While growth is a key priority, we want to maintain executive focus on profitability, so we will replace ROIC with operating margin in our short-term incentive plan. This will maintain management’s attention on expense discipline, simplification and efficiency measures.

COMPENSATION DISCUSSION AND ANALYSIS

Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy:

•	Aligns executive interests with stockholders;
•	Supports our short- and long-term business strategy;
•	Provides competitive total direct compensation targeted, in aggregate, around the 50th percentile of our peers to attract, retain and motivate the best employees; and
•	Provides pay for performance.

Elements of Pay
Base Pay	✓ Baseline for competitive total compensation. ✓ Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives

✓ Focuses executives on critical operating and strategic goals best measured annually.

✓ Provides downside risk for underperformance and upside reward for success.

✓ Leverages financial measures such as revenue, operating margin and ROIC, supplemented with select strategic initiatives.

Long-Term Incentives

✓ Performance pay representing majority of NEO target compensation.

✓ Motivates and rewards multi-year stockholder value creation.

✓ Facilitates executive stock ownership.

✓ Enables retention.

✓ Delivered through performance shares and RSUs, both with a mandatory one-year post-vest holding period.

✓ Performance measures include long-term financial objectives and relative performance of our TSR.

Our actual total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values.

COMPENSATION DISCUSSION AND ANALYSIS

Pay Practices

Our executive compensation program is supported by a set of strong governance provisions and pay practices.

Philosophy / Practice	Result
We structure compensation to create strong alignment with stockholder interests	✓ Majority of pay is delivered via performance-based vehicles such as long-term performance shares and annual cash incentives. ✓ Mandatory one-year post-vest holding period on annual LTI awards.
We design our programs to avoid excessive risk taking (1)	✓ Strong recoupment and anti-hedging policies in place. ✓ Robust stock ownership guidelines. ✓ Annual compensation risk assessment. ✓ Balanced internal and external goals.
We follow best practices in executive compensation design

✓    Limited perquisites.

✓    No single trigger on change in control benefit provisions or new tax gross-up agreements.

✓    No dividends / dividend-equivalents on unearned performance awards.

✓    Continued vesting of equity awards and earn out of LTPP shares based on performance (rather than acceleration of target) upon retirement.

✓    Independent Compensation Committee consultant.

(1)  See Compensation Risk Controls in Additional Information

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter is available on our Investor Relations website.

For fiscal year 2016, the Compensation Committee retained F.W. Cook as its independent compensation consultant. F.W. Cook does not perform any other work for us, does not trade our stock, has an independence policy that is reviewed annually by F.W. Cook’s Board of Directors, and proactively notifies the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest with F.W. Cook during fiscal year 2016.

For fiscal year 2016, F.W. Cook advised the Compensation Committee on a number of compensation matters, including but not limited to:

•	Criteria used to identify peer companies for executive compensation and performance metrics;
•	Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•	Mix of long-term incentives, grant types and allocation of equity awards;
•	Review of various other proposals presented to the Compensation Committee by management; and
•	Support for stockholder outreach campaign.

Process for Determining Compensation

To determine total compensation for the upcoming fiscal year, the Compensation Committee considered:

•	the performance of each individual executive for the last fiscal year;
•	the most recent peer group data from F.W. Cook;

COMPENSATION DISCUSSION AND ANALYSIS

•	our business and strategic goals for the coming fiscal year; and
•	detailed tally sheets for the CEO and each NEO.

F.W. Cook presents and analyzes market data for benchmarking each individual position and provides insight to market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. The Compensation Committee determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance.

NEO Compensation Peer Group

Each year, the Compensation Committee meets with F.W. Cook to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2016, our peer group for NEO compensation consisted of those competitors in the S&P 500 Health Care Sector with revenues between 0.25x and 2.5x times our projected revenue, supplemented with two of our most direct competitors (Thermo Fisher and Danaher) resulting in a peer group of 27 companies. The range of annual revenues for peer group members was determined so that our annual revenue would be around the median of the peer group. We used this peer group data, targeting the market median in aggregate, to set each NEO’s compensation for fiscal year 2016.  Our peer group used for establishing fiscal year 2016 NEO compensation consists of the following 27 companies:

•Alexion Pharma	•Danaher	•Mallinckrodt	•Stryker
•Bard (C.R.)	•DENTSPLY Intl	•Mylan	•Thermo Fisher
•Becton, Dickinson	•Edwards Lifesciences	•PerkinElmer	•Varian Medical Systems
•Biogen	•Endo International	•Perrigo	•Waters
•Boston Scientific	•Hospira	•Quest Diagnostics	•Zimmer Holdings
•Celgene	•Intuitive Surgical	•Regeneron Pharma	•Zoetis
•Cerner	•Lab Corp of America	•St. Jude Medical

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the company’s LTPP, as an expanded peer group provides a broader index for comparison and better alignment with stockholder investment choices. Therefore, the Compensation Committee uses the approximately 80 companies in the Health Care and Materials Sectors Indexes of the S&P 500 plus Danaher Corporation, for determining TSR under the LTPP. Only companies that are included in one of these sectors at the beginning of the performance period and have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the index.

Role of Management

The CEO and the Senior Vice President, Human Resources consider the responsibilities, performance and capabilities of each of our executive officers, other than the CEO, and what compensation package they believe will attract, retain and motivate. The Senior Vice President, Human Resources does not provide input on setting his own compensation. A comprehensive analysis is conducted using a combination of the market data based on our NEO compensation peer group and survey data, performance against targets, and overall performance assessment. This data is used to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Senior Vice President, Human Resources, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at its first meeting of the fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•	An objective assessment against predetermined metrics set by the Compensation Committee;
•	Tally sheets;
•	Market data from F.W. Cook;
•	A self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and
•	A qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal Year 2016 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO, the competitive market for comparable professionals in our industry, and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEOs’ base salary is set by considering benchmark market data as well as the performance of such NEO. For fiscal year 2016, NEO base salaries were on average between the 25th and 45th percentile, which we feel is appropriate since a majority of our NEOs are relatively new to their positions.

Name	FY15 Salary	FY16 Salary	Increase	Percentile
Michael R. McMullen	$950,000	$1,050,000	11%	38th
Didier Hirsch	$600,000	$600,000	0%	45th
Mark Doak	$425,000	$475,000	12%	25th
Patrick Kaltenbach	$475,000	$500,000	5%	<25th
Jacob Thaysen	$400,000	$440,000	10%	28th

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LSAG, ACG and DGG). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals are pre-established by the Compensation Committee at the beginning of the period, based on recommendations from management. The financial goals are based on our fiscal year 2016 financial plan established by the Board of Directors and cannot be changed after they have been approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

For fiscal year 2016, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

COMPENSATION DISCUSSION AND ANALYSIS

Target Award Percentages and FY16 Actual Payouts

Our Compensation Committee set the fiscal year 2016 short-term incentive target amounts based on a percent of base salary pre-established for each NEO and considered the relative responsibility of each NEO.  For fiscal year 2016 our NEO’s short-term incentive target bonuses were set between 80% and 120% of base salary (depending on position).

The payouts under the Performance-Based Compensation Plan for fiscal year 2016 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,”

	Annual FY16 Financial Goals			Annual FY16 Key Business Initiatives		Target Short- Term Incentive	Actual Short-Term Incentives Paid
	Target Bonus	Target Incentive	Actual Award	Target Incentive	Actual Award	for the Fiscal Year	for the Fiscal Year
Name	(%)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	120%	945,000	972,783	315,000	365,400	1,260,000	1,338,183
Didier Hirsch	80%	480,000	494,112	-	-	480,000	494,112
Mark Doak	80%	285,000	324,273	95,000	152,594	380,000	476,867
Patrick Kaltenbach	80%	300,000	281,085	100,000	137,000	400,000	418,085
Jacob Thaysen	80%	264,000	288,539	88,000	63,800	352,000	352,339

Financial Goals and Fiscal Year 2016 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our ROIC percentage and our revenue and (2) the ROIC and revenue goals for each of the business units.  The Compensation Committee chose those metrics because:

•	ROIC emphasizes efficient use of capital and sound portfolio management; and
•	Revenue places focus on delivering superior long-term growth.

The financial targets that must be met to receive the target payout are based on our business plan.

To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the ROIC threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

	ROIC %					Revenue $

	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	8.3%	12.4%	14.5%	12.5%	101%	$4,190	$4,399	$4,200	100%	103%
LSAG	12.3%	17.7%	20.4%	16.9%	95%	$2,114	$2,220	$2,071	98%	85%
ACG	25.3%	34.3%	38.7%	35.6%	104%	$1,378	$1,447	$1,420	103%	125%
DGG	1.8%	3.1%	3.8%	3.3%	106%	$698	$733	$708	101%	116%

*ROIC is a non-GAAP measure defined as Earnings Before Interest and After Taxes (operating profit plus other income minus taxes) divided by Average Invested Capital

COMPENSATION DISCUSSION AND ANALYSIS

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our FY16 short-term incentive program. The payout matrices are designed to reward profitable growth and revenue growth by increasing payout percentages commensurate with increased ROIC and / or revenue achievement as illustrated in the table below.

		FY16 - Revenue Achievement (% of plan)
		0 - 90%	96.0%	100%	103.0%	105.0%
	117%	120.00%	138.00%	150.00%	180.00%	200.00%
FY16 - ROIC	109%	105.88%	118.24%	126.47%	142.35%	152.94%
Achievement	101%	91.76%	98.47%	102.94%	104.71%	105.88%
(% of plan)	100%	90.00%	96.00%	100.00%	100.00%	100.00%
	67%	10.00%	13.00%	15.00%	18.00%	20.00%

Note:  This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of Revenue and ROIC throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and threshold amounts for both Revenue and ROIC must be met in order for a payout to be made. Payout matrices vary by business group.

Key Business Initiatives – Targets and Results

For fiscal year 2016, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (1) up to 200% of key business initiative performance results or (2) 0.75% of non-GAAP pre-tax earnings, and the Compensation Committee may exercise negative discretion to the maximum payout to determine the strategic award percentage.

Non-GAAP pre-tax earnings is defined as earnings before income taxes that exclude primarily the impact of acquisition and integration costs, restructuring costs, transformational initiatives, non-cash intangibles amortization as well as business exit and divestiture costs.

Fiscal year 2016 key business initiatives were selected to focus NEOs on strategic priorities such as revenue growth in specific markets and products, customer satisfaction scores and regulatory compliance. The following table (1) describes each key business initiative, including the threshold, target and maximum achievement levels for each (2) identifies the NEOs who were assigned to each key business initiative, and (3) reports the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	FY16 Key Business Initiative Description	Threshold (50%)	Target (100%)	Maximum (200%)	Attainment	Payout Percentage
Mr. Doak	Agilent Customer Satisfaction Q4 FY16 exit Brand Survey Index Score	20% below plan 96% of plan	Achieve Plan Achieve Plan	40% above plan 104% of plan	8% below plan 1% below plan	83%
Mr. Doak	On-Line Order growth	70% of plan	Achieve Plan	150% of plan	130% of plan	160%
Messrs. McMullen, Doak and Kaltenbach	BioPharma Revenue growth	80% of plan	Achieve Plan	125% of plan	175% of plan	200%
Messrs. McMullen, Doak and Kaltenbach	China Revenue growth (LSG / ACG)	67% of plan	Achieve Plan	133% of plan	267% of plan	200%
Messrs. McMullen and Kaltenbach	Project Secretariat Growth	87% of plan	Achieve Plan	113% of plan	73% of plan	0%
Mr. Kaltenbach	Cost of Poor Quality	7% below plan	Achieve Plan	10% above plan	10% above plan	200%
Messrs. McMullen, Kaltenbach and Thaysen	Regulatory Compliance	Below Plan	Achieve Plan	Exceed Plan	85% of plan	85%
Messrs. McMullen and Thaysen	China Revenue growth (DGG)	60% of plan	Achieve Plan	140% of plan	96% of plan	95%
Mr. Thaysen	SureSelect Revenue growth	75% of plan	Achieve Plan	150% of plan	105% of plan	110%
Mr. Thaysen	IHC Instrument capacity	67% of plan	Achieve Plan	167% of plan	0% of plan	0%

COMPENSATION DISCUSSION AND ANALYSIS

Actual payout tables for key business initiatives use a straight-line payout slope from threshold to target and from target to maximum. Final payouts for each business initiative are recommended by the CEO and approved by the Compensation Committee.

CEO Key Business Initiatives Performance Highlights – 116% Payout Percentage

For fiscal year 2016, Mr. McMullen was assigned five key business initiatives directly aligned with our strategic growth plan. The results for each of these initiatives varied and are explained in more detail below:

•

BioPharma Revenue Growth: BioPharma benefitted from an unforeseen, strong pharma investment cycle.  We created a market specific program with strong organizational focus which benefitted from a strong LC Infinity II portfolio. We established the BioPharma program in FY15 and this is the first full year of focused execution and measurement of this program.

•	China Revenue Growth (LSAG/ACG): Our aim was to strengthen our market-leading position in China. We expanded our service and support footprint resulting in an increase in revenue in China.
•	China Revenue Growth (DGG): Revenue growth in China for this business segment performed well but did not quite meet financial plan.
•

Project Secretariat Growth: Revenue growth for this focus area did not meet the threshold goal established. Project Secretariat has been established as a key business initiative again for fiscal year 2017 to continue focus on this key growth area.

•	Regulatory Compliance: We implemented new processes and procedures to improve regulatory readiness. Some deliverables were delayed compared to original plan.

Long-Term Incentives – Performance Stock Units and Restricted Stock Units

Performance Stock Units Earned in Fiscal Year 2016

The performance stock units granted in fiscal year 2014 were measured based on relative TSR versus all companies in the S&P 500 Health Care, Industrials and Materials Sectors for fiscal years 2014 through 2016. The company did not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group. Our performance as compared to the peer group was as follows:

	Peer Group TSR	Payout Percentage

75th Percentile	58.8%	200%
Median	28.5%	100%
25th Percentile	7.4%	25%
Agilent	27.6%	96%

In November 2016, the Compensation Committee certified the TSR results and approved the payout at 96% for the FY14-FY16 performance period that ended on October 31, 2016, as follows:

	Target Awards (Shares)	Target Award (Shares) After Adjustment / Conversion (1)	Payout at 96% (Shares)	Cash Value of Payout at 96% ($)
Michael R. McMullen	25,345	34,689	33,300	1,537,794
Didier Hirsch	15,565	21,303	20,450	944,381
Mark Doak	6,383	8,736	8,385	387,219
Patrick Kaltenbach	1,915	2,621	2,516	116,189
Jacob Thaysen	3,831	5,243	5,033	232,424

(1)	The target awards were adjusted following the November 2014 spin-off of Keysight Technologies to retain the original target value.

COMPENSATION DISCUSSION AND ANALYSIS

Our TSR performance relative to peers and the payout percentages for the LTPP for the past five years are set forth below:

Fiscal Year	Agilent TSR Relative Rank to Peer Group	Payout Percentage
2014 - 2016	48.8%	96.0%
2013 - 2015	23.2%	0.0%
2012 - 2014	39.7%	69.0%
2011 - 2013	45.8%	87.0%
2010 - 2012	46.9%	91.0%

Long-Term Incentives Granted in Fiscal Year 2016

The Compensation Committee decided to place more emphasis on performance awards in fiscal year 2016, with 60% of the annual NEO grants consisting of performance awards, as opposed to 50% from the prior fiscal year. Stock options were eliminated and restricted stock units were added as retention. The target value of the long-term incentives for each NEO were on average between the 30th and 61st percentile of our peer group. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Methodology for Determining Target Award	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year

Performance Stock Units	30%	Operating Margin %	100% after 3rd year	One-year post-vest holding period	Divide the target award amount by the product of the 20-day average stock price, preceding the grant date, multiplied by the applicable accounting valuation	Lesser of 2X share target or 3X dollar target value'

Restricted Stock Units	40%	None	25% each year over 4 years			n/a

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value also reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and peer group data provided by F.W. Cook.

	Number & Type of Award
Name	Performance Stock Units - TSR (#)	Performance Stock Units - OM (#)	Restricted Stock Units (#)	Total Target Value of Long Term-Incentive Awards ($)
Michael R. McMullen	44,085	52,143	70,278	6,000,000
Didier Hirsch	19,103	22,595	30,453	2,600,000
Mark Doak	11,388	13,740	18,155	1,550,000
Patrick Kaltenbach	10,286	12,166	16,398	1,400,000
Jacob Thaysen	5,878	6,952	9,370	800,000

Performance Conditions for Stock Units Granted in Fiscal Year 2016

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock awards. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. As noted above, our fiscal year 2016 short-term incentive program focuses on ROIC and revenue, which drive internal business strategies that in turn impact our TSR. The addition of operating margin as a financial metric for 50% of the long-term performance shares provides a direct line of sight for our executives between the company’s financial performance and their long-term incentive rewards.

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Performance Awards

The performance stock units granted in fiscal year 2016 with relative TSR as a metric will be measured and paid out based on relative TSR versus all companies in our new peer group, the Health Care and Materials Sectors Indexes of the S&P 500, plus Danaher for fiscal year 2016 through fiscal year 2018. Since this grant was made, Danaher has been added to the S&P 500 Health Care Sector. The peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group. The payout schedule determined by the Compensation Committee in fiscal year 2016 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Relative TSR performance stock units are completely “at-risk” compensation because our performance must be at or above the 25th percentile in order for the individuals to receive a payout.

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

Operating Margin Performance Awards

The operating margin performance awards will be determined by calculating the operating margin percentage attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the beginning of the three-year performance period). We use non-GAAP operating margin adjusted to exclude material M&A during the performance period, subject to Compensation Committee approval. The final and only payout at the end of fiscal year 2018 will be an average of the payout percentage for each fiscal year. The threshold, target and maximum numbers are set forth in the table below:

Long-Term Performance Shares Operating Margin Percentage
Fiscal Year	Threshold	Target	Maximum	Actual OM%	Attainment Percentage
FY16	19.50%	20.50%	21.50%	20.9%	140%
FY17	20.50%	21.50%	22.50%	TBD	TBD
FY18	21.00%	22.00%	23.00%	TBD	TBD
Payout	25%	100%	200%	TBD	TBD

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance grants and 25% per year over four years for restricted stock grants. For awards granted to executive level employees and above, we added a one-year post vest holding period to our long-term performance shares and restricted stock units beginning in fiscal year 2016.

COMPENSATION DISCUSSION AND ANALYSIS

If an employee dies or becomes fully disabled, his or her unvested stock options or stock awards fully vest. In addition, when an employee retires after 55 years of age and 15 years of service, his or her stock options and stock awards continue to vest per their original vesting schedule rather than accelerate at termination. We believe continued vesting into retirement better aligns NEO interests with stockholders beyond the date they retire from the company. Performance stock units are earned based on the satisfaction of the performance metrics. In addition, within the first 12 months of a performance period, the entire performance stock unit award is pro-rated based upon completion of the first 12 months of the performance period. As of October 31, 2016, Messrs. McMullen, Hirsch and Doak were entitled to continued vesting if they retire. Finally, stock options and stock awards vest on a “double-trigger” basis in connection with a change in control as described below.

Additional Information

Compensation Risk Controls

F.W. Cook conducts an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2016 confirmed that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. F.W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk, as set forth below:

Recoupment Policy

We maintain an Executive Compensation Recoupment Policy that applies to all of our executive officers covered by Section 16 of the Securities Exchange Act. Under this Policy, in the event of (1) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct) or (2) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short and long-term incentive compensation awards that were paid or awarded to executive officers for performance periods beginning after July 14, 2009 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Committee deems appropriate.

These actions may include, without limitation:

•    requiring reimbursement of compensation;

•    the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards;

•    limiting future awards or compensation; and

•    requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Hedging and Insider Trading Policy

Our insider trading policy expressly prohibits:

•    ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our stock;

•    officers and directors from pledging our securities as collateral for loans; and

•    officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

An annual review is conducted to assess compliance with the guidelines. At the end of fiscal year 2016, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2016, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees.

In addition to the company-wide benefits, our NEOs have company-paid financial counseling through a third party service to assist with their personal finances. We believe that providing this service gives our NEOs a better understanding of their pay and benefits, allowing them to concentrate on our future success. Financial counseling is a benefit generally provided by our peer companies and is available at a reasonable group cost to us.

Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances. For example, in fiscal year 2016, there were no special perquisites for our NEOs except for financial counseling and the occasional use by executive officers of company drivers to transport them and their family members to the airport for personal travel. In addition, we provided some relocation expenses for Messrs. McMullen, Kaltenbach and Thaysen to facilitate their relocations to the San Francisco Bay Area from New Jersey, Germany and Denmark, respectively. These perquisites are included in the “All other Compensation” column in the “Summary Compensation Table.”

Deferred Compensation

NEOs on the U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the US payroll whose total target compensation is greater than or equal to $265,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation in Last Fiscal Year” below and the narrative descriptions accompanying this section.

Pension Plans

We maintain the Agilent Technologies, Inc. Retirement Plan (“Retirement Plan”) for our current NEOs, as well as other eligible employees, who were hired onto the U.S. payroll before November 1, 2014. In addition, we provide the Agilent Technologies Supplemental Benefit Retirement Plan (the “SBRP”), which is an unfunded, non-qualified pension plan which pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula, but are limited under the tax-qualified Retirement Plan by the Internal Revenue Code. Both the Retirement Plan and the SBRP were closed to new entrants effective November 1, 2014, and both Plans were frozen effective April 30, 2016 such that no future benefits will be earned in either plan as of this date. We also maintain a pension plan in Germany for eligible employees, including one NEO who participated in the German pension plan for a portion of FY16. The German pension plan is described in further detail on page 46.

COMPENSATION DISCUSSION AND ANALYSIS

Additionally, we maintain the Agilent Technologies, Inc. Deferred Profit-Sharing Plan that provides certain amounts to our NEOs and other employees who provided services to our predecessor company, Hewlett-Packard Company, prior to November 1, 1993. None of these plans provide any credit of benefits prior to the date of hire or where there is a break in service. Two of our NEOs are participants in this plan.

Retirement benefits are set forth in the table entitled “Pension Benefits” on page 44 and the narrative descriptions accompanying this table.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our CEO and the three other most highly compensated NEOs employed at the end of the year (other than our CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it is “performance-based” as defined in Section 162(m) of the Code.

Our Compensation Committee considers the impact of Section 162(m) in setting and determining executive compensation because it is concerned with the net cost of executive compensation to the company (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

For fiscal year 2016, short-term cash incentives, restricted stock units and long-term performance stock units are intended to comply with the exception for performance-based compensation under Section 162(m). However, in order to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all of our compensation programs to just those that qualify for tax deductibility. Further, we cannot guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) of the Code will in fact so qualify.

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

We have eliminated excise tax gross-ups for our CEO, Mr. McMullen, and all officers entering into newly executed change-of-control agreements after July 14, 2009. Only one officer that had such protection under an ongoing agreement will continue to have this benefit as long as the existing agreement remains in effect without material amendment. Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table.”

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the company’s 2016 Annual Report on Form 10-K.

Submitted by:
Compensation Committee
Koh Boon Hwee, Chairperson
Sue H. Rataj
George A. Scangos, PhD
Tadataka Yamada, M.D.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2016 and, if applicable, during fiscal year 2015 and 2014.  All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary	Stock Awards (2)(3)	Option Awards (2)(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All other Compensation (6)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	2016	1,041,667	6,341,255	-	1,338,183	48,144	145,166	8,914,415
Chief Executive Officer	2015	845,833	2,520,205	2,434,524	1,110,963	70,994	225,333	7,207,852
	2014	606,250	2,332,309	994,432	467,177	91,716	39,056	4,530,940
Didier Hirsch	2016	600,000	2,747,816	-	494,112	49,401	41,066	3,932,395
Senior Vice President,	2015	600,000	1,049,012	1,001,660	516,408	111,075	18,643	3,296,798
Chief Financial Officer	2014	600,000	1,044,826	1,048,187	633,396	111,158	16,275	3,453,842
Mark Doak	2016	470,833	1,638,114	-	476,867	17,786	36,608	2,640,208
Senior Vice President,	2015	422,917	549,457	524,676	421,697	29,986	16,354	1,965,087
President Cross-Labs Group
Patrick Kaltenbach (7)	2016	487,976	1,479,571	-	418,085	488,406	1,520,233	4,394,271
Senior Vice President,	2015	407,262	505,138	481,253	311,732	792,590	153,102	2,651,077
President Life Sciences and
Applied Markets Group
Jacob Thaysen	2016	436,667	845,472	-	510,753	-	1,020,749	2,813,641
Senior Vice President,
President Diagnostics and
Genomics Group

(1)	Compensation is provided only for fiscal years for which each individual qualified as an NEO.
(2)

Reflects the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation (“FASB ASC Topic 718”).  For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 4 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on December 20, 2016.

(3)

The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2009 Stock Plan.  For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the performance-based restricted stock unit awards at the grant date assuming that the highest level of performance conditions was achieved was $7,748,994, $3,357,830, $2,001,746, $1,808,004 and $1,033,170 for Messrs. McMullen, Hirsch, Doak, Kaltenbach and Thaysen, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards.

(4)

Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees.  The amount for Mr. Thaysen also includes a one-time payment to correct a calculation error from a long-term cash incentive bonus that was originally granted in November 2012.

(5)

Amounts represent the change in pension value for the following company sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan; Agilent Technologies, Inc. Retirement Plan; Agilent Technologies, Inc. Supplemental Benefit Retirement Plan; and the Agilent Technologies, Inc. German Pension Plan.

EXECUTIVE COMPENSATION

(6)

NEO	401(k) Employer Contribution (a)	Deferred Compensation Employer Contributions (b)	Financial Counseling (c)	Travel Expenses (d)	Relocation(e)	Employer HSA (f)	Total
Mr. McMullen	$10,500	$0	$36,638	$6,937	$90,929	$162	$145,166
Mr. Hirsch	$22,525	$8,375	$4,369	$5,716	$0	$81	$41,066
Mr. Doak	$13,233	$0	$15,935	$7,277	$0	$163	$36,608
Mr. Kaltenbach	$15,569	$11,745	$16,677	$5,069	$1,471,173	$0	$1,520,233
Mr. Thaysen	$17,800	$0	$16,008	$5,551	$981,390	$0	$1,020,749

a) Amounts reflect company contributions for the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2016. In addition to the company match, Mr. Hirsch also received a transitional company contribution which was provided to all eligible employees as a result of the freeze of our pension plan.

b) Amounts reflect company contributions for the Agilent Technologies Deferred Compensation Plan in fiscal year 2016. Amounts include matching contributions on deferred base salary and /or transitional company contributions, both of which were provided to all eligible employees as a result of the freeze of our pension plan.

c) Amounts reflect company contributions for services incurred from the Ayco Company, LP, the provider designated by us to provide financial counseling services to our NEOs and also for services incurred from KPMG, LLC, a tax provider designated by us to provide tax preparation services for certain NEOs.

d) Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family; and expenses related to spousal travel to our annual President’s Club meeting to recognize the highest performing sales people in the company.

e) Our relocation program is available to all employees including officers, and is designed to facilitate employee relocations that support our business priorities. Our relocation program does not provide any payments for loss on the sale of a home or special tax gross ups. When Mr. McMullen was named CEO, and once his management team had been identified, it was decided that it would be in the best interest of the company and its stockholders for Messrs.’ McMullen, Kaltenbach and Thaysen to relocate to the Bay Area and work at our corporate headquarters located in Santa Clara, one of the costliest housing areas in the U.S. For Messrs. Kaltenbach and Thaysen, this entailed permanent relocation from their home countries of Germany and Denmark, respectively.  To facilitate these moves, each of these NEOs participated in our relocation program. For fiscal year 2016, relocation costs for Mr. McMullen were $90,929 in total for his expenses related to his relocation from New Jersey to the San Francisco Bay Area. This amount covered expense related to the purchase of a home and living expenses during his transition period. The total relocation costs for Mr. Kaltenbach’s relocation from Germany was $1,471,173. This included $447,500, payable under our Global Relocation Supplement Program that is available to all international transferees (see below). Mr. Kaltenbach was a participant in a legacy Hewlett-Packard German pension plan, and his permanent relocation onto the US payroll resulted in the loss of future benefits under this plan. Mr. Kaltenbach also received $750,000 (the gross amount before taxes) as a relocation allowance intended to support permanent relocation to the Bay Area and provided in lieu of the company continuing to pay ongoing international long-term assignment costs; $115,138 for tax preparation / consultation and host authority tax payment; $56,521 related to ongoing assignment and travel expenses; $39,583 for miscellaneous allowances; $59,254 for expenses related to the sale and purchase of a home, including rent and utilities during the transition period, $3,177 for other miscellaneous fees and expenses. The total relocation costs for Mr. Thaysen were $981,390 for his relocation from Denmark. These expenses included $83,500, payable under our Global Relocation Supplement Program; $750,000 (gross amount before taxes) as a relocation allowance intended to support permanent relocation to the Bay Area and provided in lieu of the company continuing to pay ongoing international long-term assignment costs; $60,971 for tax preparation / consultation and host authority tax payment; $18,395 related to ongoing assignment and travel expenses; $30,638 for miscellaneous allowances; $33,169 for expenses related to the sale and purchase of a home, including rent and utilities during the transition period; $4,717 for other miscellaneous fees.

f) Amounts reflect employer contributions to a health savings account.

(7)

Amounts included for Mr. Kaltenbach, with the exception of stock awards and option awards, are shown in U.S. Dollars but his entire salary for fiscal year 2015 and a small portion of his salary in fiscal year 2016 was paid to him in Euro. To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable fiscal year.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2016. For more information, please refer to the “Compensation Discussion and Analysis.”

									Grant Date
		Estimated Possible Payouts Under			Estimated Payouts Under Equity			All Other	Fair Value
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)	($)
Michael R. McMullen	11/18/2015	252,000	1,260,000	2,520,000	-	-	-	-	-
	11/18/2015	-	-	-	11,021	44,085	88,170	-	2,023,942
	11/18/2015	-	-	-	13,036	52,143	104,286	-	1,850,555
	11/18/2015	-	-	-	-	-	-	2,466,758	2,466,758
Didier Hirsch	11/18/2015	48,000	480,000	960,000	-	-	-	-	-
	11/18/2015	-	-	-	4,776	19,103	38,206	-	877,019
	11/18/2015	-	-	-	5,649	22,595	45,190	-	801,897
	11/18/2015	-	-	-	-	-	-	1,068,900	1,068,900
Mark Doak	11/18/2015	76,000	380,000	760,000	-	-	-	-	-
	11/18/2015	-	-	-	2,847	11,388	22,776	-	522,823
	11/18/2015	-	-	-	3,435	13,740	27,480	-	478,050
	11/18/2015	-	-	-	-	-	-	637,241	637,241
Patrick Kaltenbach	11/18/2015	80,000	400,000	800,000	-	-	-	-	-
	11/18/2015	-	-	-	2,572	10,286	20,572	-	472,230
	11/18/2015	-	-	-	3,042	12,166	24,332	-	431,771
	11/18/2015	-	-	-	-	-	-	575,570	575,570
Jacob Thaysen	11/18/2015	70,400	352,000	704,000	-	-	-	-	-
	11/18/2015	-	-	-	1,470	5,878	11,756	-	269,859
	11/18/2015	-	-	-	1,738	6,952	13,904	-	246,726
	11/18/2015	-	-	-	-	-	-	328,887	328,887

(1)

Reflects the value of the potential payout targets for fiscal year 2016 pursuant to the annual award program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”

(2)

Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2016 for the FY16 through FY18 performance period under our LTPP.  Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis - Long-Term Incentives” for disclosure regarding material terms of the LTPP.

(3)

Reflects restricted stock units granted in fiscal year 2016 under the 2009 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such restricted stock units vest at 25% per year over four years with a one-year post-vest holding period assigned to each tranche as it vests.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2016. In November 2014, all outstanding shares and exercise prices from grants made prior to November 1, 2014 were adjusted due to the spin-off of Keysight Technologies.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Share Awards
						Number of Shares or	Market Value of
		Number of Securities Underlying				Units of Stock	Shares or Units	Number of Unearned	Market Value of
		Unexercised Options (#)		Option Exercise	Option Expiration	That Have Not	That Have Not	Shares That Have	Shares That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (3) (#)	Not Vested ($)
Michael R. McMullen	11/18/2009	32,511	-	21.53	11/17/2019	-	-	-	-
	11/17/2010	94,962	-	25.73	11/16/2020	-	-	-	-
	11/17/2011	87,403	-	27.19	11/17/2021	-	-	-	-
	11/21/2012	73,905	24,638	26.19	11/20/2022	-	-	-	-
	11/20/2013	36,357	36,359	39.12	11/19/2023	-	-	-	-
	11/19/2014	40,650	121,951	40.80	11/18/2024	-	-	-	-
	3/18/2015	16,540	49,622	42.12	3/17/2025	-	-	-	-
	11/18/2015	-	-	-	-	70,278	3,062,012	-	-
	11/20/2013	-	-	-	-	-	-	5,052	220,116
	9/17/2014	-	-	-	-	-	-	3,619	157,680
	11/19/2014	-	-	-	-	-	-	9,144	398,404
	3/18/2015	-	-	-	-	-	-	3,556	154,935
	11/18/2015	-	-	-	-	-	-	11,021	480,185
	11/18/2015	-	-		-	-	-	13,035	567,935
Total		382,328	232,570			70,278	3,062,012	45,427	1,979,254
Didier Hirsch	11/17/2010	89,026	-	25.73	11/16/2020	-	-	-	-
	11/17/2011	92,545	-	27.19	11/17/2021	-	-	-	-
	11/21/2012	80,064	26,691	26.19	11/20/2022	-	-	-	-
	11/20/2013	38,323	38,324	39.12	11/19/2023	-	-	-	-
	11/19/2014	23,712	71,138	40.80	11/18/2024	-	-	-	-
	11/18/2015	-	-	-	-	30,453	1,326,837	-	-
	11/20/2013	-	-	-	-	-	-	5,325	232,010
	11/19/2014	-	-	-	-	-	-	5,334	232,402
	11/18/2015	-	-	-	-	-	-	4,775	208,047
	11/18/2015	-	-	-	-	-	-	5,648	246,083
Total		323,670	136,153			30,453	1,326,837	21,082	918,543
Mark Doak	11/18/2009	6	-	21.53	11/17/2019	-	-		-
	11/21/2012	-	3,969	26.19	11/20/2022	-	-		-
	11/20/2013	6,288	6,289	39.12	11/19/2023	-	-		-
	11/19/2014	12,420	37,263	40.80	11/18/2024	-	-		-
	11/18/2015	-	-	-	-	18,155	791,013		-
	11/20/2013	-	-	-	-	-	-	874	38,080
	9/17/2014	-	-	-	-	-	-	1,310	57,077
	11/19/2014	-	-	-	-	-	-	2,794	121,735
	11/18/2015	-	-	-	-	-	-	2,847	124,044
	11/18/2015	-	-	-	-	-	-	3,367	146,700
Total		18,714	47,521			18,155	791,013	11,192	487,635
Patrick Kaltenbach	11/21/2012	8,484	3,287	26.19	11/20/2022	-	-		-
	11/20/2013	4,716	4,716	39.12	11/19/2023	-	-		-
	11/20/2014	11,291	33,876	41.26	11/19/2024	-	-		-
	11/18/2015	-	-	-	-	16,398	714,461		-
	11/20/2013	-	-	-	-	-	-	655	28,538
	11/20/2014	-	-	-	-	-	-	2,540	110,668
	11/18/2015	-	-	-	-	-	-	2,571	112,018
	11/18/2015	-	-	-	-	-	-	3,041	132,496
Total		24,491	41,879			16,398	714,461	8,807	383,721
Jacob Thaysen	11/20/2014	-	22,583	41.26	11/19/2024	-	-		-
	11/18/2015	-	-	-	-	9,370	408,251		-
	11/20/2013	-	-	-	-	-	-	1,310	57,077
	11/20/2014	-	-	-	-	-	-	1,270	55,334
	11/18/2015	-	-	-	-	-	-	1,469	64,004
	11/18/2015	-	-	-	-	-	-	1,738	75,725
Total		-	22,583			9,370	408,251	5,787	252,140

(1)	All options vest at the rate of 25% per year over four years.
(2)	All RSUs vest at the rate of 25% per year over four years.

EXECUTIVE COMPENSATION

(3)

Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2016 for each NEO under the LTPP. Since the FY13 – FY15 performance award did not result in any payouts the previous year, the amounts are shown at threshold payout. The performance share awards granted on November 20, 2013 were vested and assessed on November 16, 2016. The performance share awards granted on November 19, 2014 will vest and be assessed in November 2017. The performance share awards granted on November 18, 2015 will vest and be assessed in November 2018.

Option Exercises and Stock Vested

The following table sets forth information on stock option exercises in fiscal year 2016 and the value realized on the date of exercise, if any, by each of our NEOs.  None of our NEOs had any stock which vested in fiscal year 2016.

	Option Awards		Performance Awards
	Number of		Number of
	Shares	Value Realized	Shares Acquired	Value Realized
	Acquired on	on Exercise	Upon Vesting (1)	on Vesting (2)
Name	Exercise (#)	($)	(#)	($)
Michael R. McMullen	124,411	3,058,552	33,300	1,537,794
Didier Hirsch	-	-	20,450	944,381
Mark Doak	18,879	323,997	8,385	387,219
Patrick Kaltenbach	9,266	172,730	2,516	116,189
Jacob Thaysen	-	-	5,033	232,424

(1)

Amounts reflect the performance shares granted in fiscal year 2014 pursuant to the LTPP for the fiscal year 2014-2016 performance period and paid out in calendar year 2016. Mr. Doak and Mr. Kaltenbach had elected to defer 2,095 and 2,390 shares respectively, into their Deferred Compensation Accounts.

(2)	The market value of these awards is based on the closing price of our common stock on November 16, 2016, the date of issuance of these shares.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under the Deferred Profit-Sharing Plan (DPSP), the Retirement Plan and the Supplemental Benefit Retirement Plan. There were no payments under any of our pension plans to any of our NEOs in fiscal year 2016.  To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company prior to June 2, 2000 to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all three plans is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2016). The present value is based on a lump sum interest rate of 6.00%, DPSP rate of return of 7.5% and the “applicable mortality table” described in section 417(e)(3) of the Internal Revenue Code. See also Note 13 to our consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016, as filed with the SEC on December 20, 2016.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Michael R. McMullen
Deferred Profit-Sharing Plan			188,436
U.S. Retirement Plan	Y	30	789,292
Supplemental Benefit Plan			830,745
Total			1,808,474
Didier Hirsch
Deferred Profit-Sharing Plan			0
U.S. Retirement Plan	Y	17	613,819
Supplemental Benefit Plan			556,987
France Pension Plan			141,235
Total			1,312,041
Mark Doak
Deferred Profit-Sharing Plan			180,413
U.S. Retirement Plan	Y	30	690,617
Supplemental Benefit Plan			62,098
Total			933,128
Patrick Kaltenbach
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	N	-	-
Supplemental Benefit Plan			-
German Pension Plan	N		3,012,562
Total			3,012,562
Jacob Thaysen
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	N	-	-
Supplemental Benefit Plan			-
Total			-

EXECUTIVE COMPENSATION

Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014 and guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•	Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.
•

Accruals after December 31, 2004 are paid based on the date the participant retires or terminates: in January immediately following if retirement or termination occurs during the first six months of the year; or in July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

EXECUTIVE COMPENSATION

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

Agilent Technologies, Inc. France Pension Plan

The Agilent Technologies France Pension Plan is a defined contribution plan created by Hewlett-Packard in 1982 and is open to all exempt employees in France. Since Mr. Hirsch was originally employed by Hewlett-Packard France, he is the only NEO participating in this plan. The French Pension Scheme is not a tax-qualified defined contribution plan under the U.S. Internal Revenue Code.

Eligible employees must have Pensionable Salary above eight times the French Social Security Ceiling (“Tranche C” threshold) to be a participant of this plan. The company contributes 5% of Pensionable Salary and eligible employees contribute 3% of Pensionable Salary. The company no longer contributes to this plan on Mr. Hirsch’s behalf. Benefits under this plan are payable at the plan’s normal retirement age (age 65) or from age 60 with a 5% reduction per annum as a lifetime annuity resulting from the accumulated contributions and actual return on investments. Should the participant die prior to receiving benefits, the surviving spouse would receive 60% of the annuity accrued at the time of the participant’s death (death in service) or 60% of the actual annuity (death in retirement). In case of employment termination, the accrued benefit retirement annuity and, where appropriate, contingent spouse’s pension is deferred to normal retirement age.

Agilent Technologies, Inc. German Pension Plan

The Agilent Technologies German Pension Plan (PPL) is a Defined Benefit plan inherited from Hewlett-Packard and has been closed to new entrants since Dec 31, 1994. Mr. Kaltenbach is the only NEO participating in this plan. The plan offers retirement, disability and death benefits. Benefits under the plan are calculated as 0.5% of the last two years Pensionable Salary up to the SSC (Social Security Ceiling) plus 2% of the last 2 years Pension Salary in excess of the SSC, multiplied by the pensionable service (max 40 years). There is no employee contribution. Benefits are payable at age 65 with accrual reductions before age 60. The plan also provides death and disability coverage (60% for widow and widower and 15% for orphans).

Non-Qualified Deferred Compensation

For fiscal year 2016, the non-qualified deferred compensation plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $265,000.

There are three types of earnings that may be deferred under the program:

1.	100% of annual base pay earnings in excess of the IRS qualified plan limit of $265,000 for 2016;
2.	95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.	95% of performance based compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.	a single lump sum payment;
2.	annual installments over a five to fifteen-year period; or
3.	a single lump sum payment in January or July on or after 2018.

EXECUTIVE COMPENSATION

The company currently provides two types of employer contributions. The first is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. The second is a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans respectively.  Contributions made by the company to our NEOs are detailed in the table that follows.

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2016, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2016.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year	Fiscal Year (2)	Year-End (3)
Name	($)	($)	($)	($)
Michael R. McMullen	-	-	479	11,088
Didier Hirsch	330,600	7,677	703,164	7,409,690
Mark Doak	193,092	-	21,864	403,178
Patrick Kaltenbach	11,032	10,962	180	22,174
Jacob Thaysen	-	-	-	-

(1)	The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.”
(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.
(3)

Aggregate Balance at Last Fiscal Year End for Mr. Hirsch includes $141,235, equivalent to the aggregate lump sum balance for the Agilent Technologies, Inc. France Pension Plan (as described below). The present value is of accumulated benefit based on an interest rate of 3.00% and rate of return of 3.64% (as of January 1, 2016). The France Pension Plan is only valued once a year, and the benefit value as of October 31, 2016 is the same as that on January 1, 2016.

Agilent Technologies, Inc. Global Relocation Supplement Plan

The purpose of the Agilent Technologies, Inc. Global Relocation Supplement Plan (GRS) is to offset the loss of future retirement benefits that may occur upon relocation to a new country’s retirement program. The GRS benefit is delivered in the form of a cash bonus payable in two installments at six months and eighteen months following relocation. The bonus amount has two components. The first component is available to all relocatees and is simply the product of the monthly salary multiplied by five. The second component is only available to relocatees from certain countries and is the product of the monthly salary multiplied by five, multiplied by the specific country percentage, multiplied by the employees’ years of service in the country from which they are transferring. Payments under the program may be in addition to other benefits an employee may receive upon relocation to another country. The GRS is available to all eligible employees, regardless of job level.

EXECUTIVE COMPENSATION

Agilent Technologies, Inc. International Relocation Benefit Plan

The Agilent Technologies, Inc. International Relocation Benefit Plan (IRBP) is an unfunded program that was created by Hewlett-Packard in 1989 and was open to employees who transferred from one country payroll to another at the company’s request prior to December 1, 2001. Mr. Hirsch transferred from France to the United States at the company’s request in September 1999. Upon transfer to the US payroll, he became eligible to participate in the company’s US retirement programs and was no longer eligible to accrue benefits under the France Pension Plan. As he transferred at the company’s request, he became eligible for the IRBP. The objective of the IRBP is to mitigate the possible estimated retirement income loss under country social security plans, governmental programs and our retirement schemes to an employee who has transferred internationally on a permanent, company-sponsored basis. The plan was closed to new participants effective November 30, 2001. Effective May 1, 2012, the IRBP benefit was frozen for all participants. Mr. Hirsch’s benefit was $103,290 as of October 31, 2016. The frozen IRBP benefit will accrue interest at 2% annum until his retirement. Any loss of retirement income resulting from Mr. Hirsch’s no longer accruing benefits under the foregoing French arrangements will be paid to Mr. Hirsch in a single lump sum upon retirement from the company’s general assets as soon as administratively feasible.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the company.

Change of Control Agreements

Each NEO has signed a Change of Control Agreement. Under these agreements, in the event that within 24 months after a change of control of the company, the company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Compensation Committee amended our forms of change of control agreement to remove tax gross-ups of parachute payments. These amended forms of agreements are used with any newly executed agreements after July 14, 2009. In September 2014, the Compensation Committee further amended these agreements to expand the change of control definition, add anticipatory termination language, more clearly define how the prorated bonus is calculated and clarify treatment of LTPP awards.

For agreements entered into before July 14, 2009 and to the extent that the payment of these benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, the company will be responsible for payment of any additional tax liability arising from the application of such excise tax, subject to certain exceptions. Only one officer, not the CEO, has an agreement entered into prior to July 14, 2009 that contains a tax gross-up provision. In exchange for such consideration, this executive has agreed to execute a release of all of the executive’s rights and claims relating to his or her employment.

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the company to a third party; (ii) a merger or consolidation involving the company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

EXECUTIVE COMPENSATION

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the company to assume our obligations under the agreement, or (vi) a material breach by the company or any successor to the company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the company or any statutory duty of the officer to the company that is not corrected within thirty days after written notice to the officer.

In addition, in the event of a change of control:

1.

Participants in the LTPP would receive at the earlier of the end of the performance period or termination of the program, an LTPP payout equivalent to the greater of the target award or the accrued amount of the payout, and in the case of termination during the first 12 months of the performance cycle, prorated for the amount of time elapsed during the first twelve months of the performance period; and

2.

Participants who receive restricted stock unit awards would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event of a change of control of the company occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred, in both cases either within 24 months following the change of control or within three months prior to such change of control.

The amounts shown assume that each of the terminations was effective October 31, 2016.

	Cash Severance	Continuation of	Stock Award	Stock Award	Stock Option	Stock Option	Pension	Excise Tax	Total Termination
Name	Payments	Benefits (1)	Acceleration	Cont'd Vesting	Acceleration (2)	Cont'd Vesting (2)	Benefits (3)	Gross-Up (5)	Benefits
Michael R. McMullen	6,930,000	80,000	10,979,030	-	999,762	-	1,388,286	-	20,377,078
Didier Hirsch (4)	2,160,000	80,000	5,001,008	-	831,484	-	1,451,974	-	9,524,465
Mark Doak	1,710,000	80,000	2,741,555	-	200,186	-	938,412	-	5,670,153
Patrick Kaltenbach	1,800,000	80,000	2,249,345	-	156,368	-	3,012,562	-	7,298,274
Jacob Thaysen	1,584,000	80,000	1,416,809	-	52,167	-	-	-	3,132,976

(1)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
(2)

Calculated using the in-the-money value of unvested options as of October 31, 2016, the last business day of our last completed fiscal year. The closing price of our common stock as of October 31, 2016 was $43.57.

(3)

For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan, the Deferred Profit-Sharing Plan, the German Pension Plan and the France Pension Plan, in which our NEOs participate. See “Non-Qualified Deferred Compensation in Last Fiscal Year” and “Pension Benefits” above.

(4)

In the case of Mr. Hirsch, to the extent that the payment of the listed benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, we will be responsible for payment of any additional tax liability arising from the application of such excise tax. However, Mr.

EXECUTIVE COMPENSATION

Hirsch shall not be entitled to receive a gross-up payment if (i) the payment of the listed benefits may be reduced to an amount (the “Reduced Amount”) sufficient to result in no portion of such payment being subject to an excise tax, and (ii) after reducing such payment by the Reduced Amount, the executive would receive, on a pre-tax basis, an amount not less than 90% of the value of the unreduced payment on a pre-taxed basis.

(5)

We determined the amount of the excise tax payment in accordance with the provisions of Section 280G of the Code. We utilized the following key assumptions to determine the tax gross-up payment: (i) the interest rate assumption was 129% of the applicable federal rate effective for the month of October 2016, compounded semiannually; (ii) a statutory federal income tax rate of 39.6%, Medical tax rate of 2.90%, California income tax rate of 13.3%; (iii) Section 280G “base amount” was determined based on average W-2 compensation for the period from 2011-2015; and (iv) equity grants made within one year of transaction were in the ordinary course of business and were not in contemplation of a transaction.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2 —	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the company or its Board of Directors. The company currently intends to submit the compensation of the company’s named executive officers annually, consistent with the advisory vote of the stockholders at the company’s 2011 Annual Meeting.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and in “Executive Compensation” sections of the proxy statement, our named executive officers, as identified on page 21 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal 2016.

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast a “say on pay” advisory vote on the compensation of our NEOs, in accordance with SEC rules, we are also providing our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our NEOs in the future. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every 1 year, 2 years, or 3 years.

The Compensation Committee and the Board believe that the advisory vote on executive compensation should be conducted every year because we believe this frequency will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between the Company and our stockholders on the compensation of our NEOs.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years,” or “abstain.”

The say on frequency vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future advisory votes on compensation of our named executive officers.

Vote Required

The advisory vote regarding the frequency of the stockholder vote described in this proposal shall be determined by a plurality of the votes cast. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board of Directors recommends stockholders vote for a frequency of every “1 year”.

PROPOSAL 4 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4 —	RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit its consolidated financial statements for the 2017 fiscal year. During the 2016 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

AUDIT MATTERS

Audit Matters

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for the 2016 and 2015 fiscal years and for other services rendered during the 2016 and 2015 fiscal years to the company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2016	Total	Fiscal 2015	Total
Audit Fees	$4,492,000	91.6%	$4,119,000	80.7%
Audit-Related Fees	343,000	7.0%	706,000	13.8%
Tax Fees	66,000	1.3%	227,000	4.4%
All Other Fees	3,000	0.1%	54,000	1.1%
Total Fees	$4,904,000	100%	$5,106,000	100%

Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2016 and 2015 fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Fiscal 2016 and fiscal 2015 audit-related fees reflect additional fees of $300,000 and $665,000, respectively, for services performed by PwC.  Fiscal 2016 audit-related fees were related to the implementation of a new financial system while fiscal 2015 audit-related fees were in connection with the separation and spin-off of Keysight.

Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consists of fees for all other services other than those reported above.  We have minimized services in this category for fiscal 2016.

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2017, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Heidi Kunz, who may preapprove all audit and permissible non-audit services so long as her preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates the Audit and Finance Committee Report by reference therein.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2016, the Audit and Finance Committee of the Board reviewed the quality and integrity of the company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Heidi Kunz as the Audit and Finance Committee’s “Financial Expert.” The company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met twelve times, including telephone meetings, during the 2016 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the Web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2016 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Heidi Kunz, Chairperson

Paul N. Clark

Robert J. Herbold

Daniel K. Podolsky, M.D.

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 17, 2017, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our common stock

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
T. Rowe Price Associates, Inc.	32,794,221 (1)	10.0% (1)
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	21,871,854 (2)	6.8% (2)
55 East 52nd Street
New York, NY 10022
FMR LLC	21,037,590 (3)	6.33% (3)
245 Summer Street
Boston, MA 02210
The Vanguard Group	19,620,064 (4)	5.9% (4)
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based solely on information contained in a Schedule 13G/A filed with the SEC on April 11, 2016 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,395,224 shares and sole dispositive power with respect to 32,768,221 shares.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 19, 2017 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 18,805,531 shares and sole dispositive power with respect to 21,871,854 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC. The Schedule 13G/A indicates that FMR LLC has sole voting power with respect to 867,310 shares and sole dispositive power with respect to 21,037,590 shares. The Schedule 13G filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to 609,849 shares, shared voting power with respect to 34,500 shares, sole dispositive power with respect to 18,965,595 shares and shared dispositive power with respect to 654,469 shares.

BENEFICIAL OWNERSHIP

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 17, 2017, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group.  Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

	Number of			Total Number	Number of	Total Shares
	Shares of			of Shares	Shares Subject	Beneficially
	Common		Deferred	Beneficially	to Exercisable	Owned Plus
Name of Beneficial Owner	Stock		Stock (1)	Owned (2)	Options and RSUs(3)	Underlying Units
Paul N. Clark	5,468		86,310	91,778	-	91,778
James G. Cullen	4,329	(4)	72,233	76,562	15,482	92,044
Mark Doak	7,104		3,652	10,756	34,278	45,034
Robert J. Herbold	50,464	(5)	-	50,464	24,107	74,571
Didier Hirsch	6,010	(6)	93,934	99,944	304,209	404,153
Patrick Kaltenbach	4,065		2,333	6,398	37,428	43,826
Koh Boon Hwee	53,586		12,491	66,077	24,107	90,184
Heidi Kunz	5,746	(7)	51,973	57,719	24,107	81,826
Michael R. McMullen	90,833		-	90,833	465,794	556,627
Daniel K. Podolsky, M.D.	-		9,660	9,660	-	9,660
Sue H. Rataj	6,994		-	6,994	-	6,994
George A. Scangos, PhD	10,584		801	11,385	-	11,385
Jacob Thaysen	-		-	-	-	-
Tadataka Yamada, M.D.	12,486		25,037	37,523	-	37,523
All directors and executive officers as a group (18) persons (8)	285,136		358,424	643,560	1,078,144	1,721,704

(1)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan as to which voting or investment power exists.
(2)

Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the 322,057,839 shares of Common Stock outstanding, as of January 17, 2017.

(3)	Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 17, 2017.
(4)	Includes 2,823 shares held by Mr. Cullen’s Family Limited Partnership and 1,506 shares held in an individual retirement account.
(5)	Includes 47,964 shares held by Mr. Herbold’s Revocable Trust and 2,500 shares held in an individual retirement account.
(6)	Includes 100 shares held by Mr. Hirsch’s spouse.
(7)	All shares are held by Ms. Kunz in a living trust.
(8)

Includes 27,467 direct and indirect shares, and 148,632 options exercisable or restricted stock units vesting both within 60 days following January 17, 2017, for a total of 176,099 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock.  We believe that during the 2016 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements.  In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

GENERAL INFORMATION

Q:	Who can attend the annual meeting?
A:	Stockholders of record as of January 17, 2017 (the “Record Date”), may attend and vote at the annual meeting.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2016 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 2, 2017, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?
A:

We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2017 annual meeting of stockholders, which will take place on March 15, 2017. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	Who is soliciting my proxy?
A:	We are soliciting proxies to be used at the annual meeting of stockholders on March 15, 2017, for the purposes set forth in the foregoing Notice.
Q:	What is included in these materials?
A:	These materials include:
•	our Proxy Statement for our annual meeting; and
•	our 2016 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:	What information is contained in these materials?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:	What shares owned by me can be voted?
A:

All shares owned by you as of the close of business on January 17, 2017 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan and 2009 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Deferred Compensation Plans. On the Record Date, we had approximately 322,057,839 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most or our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer and Michael Tang, Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

GENERAL INFORMATION

Q:	What identification is required for admission to the annual meeting?
A:

In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the Record Date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 17, 2017, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport.  Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. We reserve the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?
A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of our stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?
A:

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:	Can I revoke my proxy or change my vote?
A:

You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?
A:

In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.” For proposal 3, your vote may be cast for every “1 year”, “2 years”, “3 years” or “ABSTAIN.”  If you “ABSTAIN”, it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.  Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter.  If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors), 2 (approval of the compensation of our named executive officers) and 3 (frequency of vote) are not considered routine matters, and without your instruction, your broker cannot vote your shares.  Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?
A:

It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?
A:

We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

GENERAL INFORMATION

Q:	What happens if additional proposals are presented at the annual meeting?
A:

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer, and Michael Tang, Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the annual meeting?
A:

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q:	Who will count the vote?
A:	A representative of Computershare will tabulate the votes and act as the inspector of election.
Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $13,000 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than October 5, 2017 and should contain such information as is required under our Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 5, 2017 and should contain such information as required under our Bylaws.

Nomination of Director Candidates:  Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2017 Proxy Statement was first sent to stockholders on February 2, 2017. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than October 5, 2017. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed on the Agilent Investor Relations Web site under “Corporate Governance.”

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:

To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting us at:

GENERAL INFORMATION

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:	If I share an address with other stockholders of the company, how can we get only one set of voting materials for future meetings?
A:	You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(408) 553-2424

GENERAL INFORMATION

Annual Report on Form 10-K

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 without charge by sending a written request to:

Agilent Technologies, Inc.

Attn: Investor Relations

5301 Stevens Creek Boulevard

Santa Clara, California 95051

By Order of the Board,

Michael Tang
Senior Vice President, General Counsel
and Secretary

Dated: February 2, 2017

Appendix A

APPENDIX TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP income from continuing operations and diluted EPS for years ended October 31, 2016, 2015 and 2014 follows:

NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Year Ended		Year Ended		Year Ended
	October 31, 2016		October 31, 2015		October 31, 2014
	Income from continuing operations	Diluted EPS	Income from continuing operations	Diluted EPS	Income from continuing operations	Diluted EPS
GAAP Income from continuing operations	$462	$1.40	$438	$1.31	$232	$0.69
Non-GAAP adjustments:
Restructuring and other related costs	-	-	-	-	(2)	(0.01)
Asset impairments	4	0.01	3	0.01	4	0.01
Acceleration of share-based compensation expense related to workforce reduction	-	-	2	0.01	1	-
Intangible amortization	152	0.46	156	0.47	189	0.56
Transformational initiatives	38	0.12	56	0.17	29	0.09
Acquisition and integration costs	41	0.12	13	0.04	11	0.03
Business exit and divestiture costs	10	0.03	14	0.04	68	0.20
Impairment of investment and loans	25	0.08	-	-	-	-
Pension curtailment gain	(16)	(0.05)	-	-	-	-
Pre-separation costs	-	-	-	-	15	0
Net loss on extinguishment of debt	-	-	-	-	89	0
Unallocated corporate costs	-	-	-	-	44	0
Other	6	0.02	5	0.01	(13)	(0.04)
Adjustment for taxes (a)	(71)	(0.21)	(104)	(0.32)	(110)	(0.32)
Non-GAAP Income from continuing operations	$651	$1.98	$583	$1.74	$557	$1.65

(a)

The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the year ended October 31, 2016, management uses a non-GAAP effective tax rate of 19.0%. For the years ended October 31, 2015 and 2014, management uses a non-GAAP effective tax rate of 20.0% and 16%, respectively.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, pension curtailment gain, transformational initiatives, asset impairments, acquisition and integration costs, business exit and divestiture costs, and impairment of investment and loans.

Asset impairments include assets that have been written-down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred primarily in fiscal year 2015 to effect the Agile Agilent reengineering.

A-1

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Impairment of investment and loans include investments and their related convertible loans that have been written down to their fair value.

Pension curtailment gain resulted from certain retirement plans benefit reductions.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

A-2

© Agilent Technologies, Inc. 2017
www.agilent.com

Agilent Technologies IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 3 0 0 7 6 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 15, 2017. Vote by Internet • Go to www.envisionreports.com/agilent • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR all the listed nominees, FOR Proposals 2 and 4, and 1 YEAR for Proposal 3. For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3. An advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers. 4. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm. 5. To consider such other business as may properly come before the annual meeting. 01 - Heidi Kunz 02 - Sue H. Rataj 03 - George A. Scangos, PhD 1. Election of Directors: To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain For Against Abstain For Against Abstain 1 Year 2 Years 3 Years Abstain full title. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print your new address below. Comments — Please print your comments below. BMeeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C 1234567890 J N T 3 0 0 7 6 4 1 1 U PX MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02HC5D

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Agilent Technologies Proxy — AGILENT TECHNOLOGIES, INC. Annual Meeting of Stockholders—March 15, 2017 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Michael R. McMullen and Michael Tang, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 17, 2017, at the Annual Meeting of Stockholders to be held on Wednesday, March 15, 2017, or any postponement or adjournment thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES, FOR ITEMS 2 AND 4 AND 1 YEAR FOR PROPOSAL 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.)